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                             EXHIBIT TO SCHEDULE 13D
                               DATED MAY 28, 2002
                     H. ANDREW TORCHIA, RICHARD A. D'ONOFRIO
                                       AND
                                URBAN 2000 CORP.


                             JOINT FILING AGREEMENT

         H. Andrew Torchia ("Torchia"), Richard A. D'Onofrio ("D'Onofrio") and Urban 2000 Corp., a Delaware corporation ("Urban") hereby agree that the
Schedule 13D to which this statement is attached is filed on behalf of Torchia, D'Onofrio and Urban and that any amendments to this amendment to Schedule 13D may be filed on behalf of Torchia, D'Onofrio and Urban.

May 29, 2002


                                /s/ H. Andrew Torchia
                                -----------------------------------------------
                                H. Andrew Torchia


                                /s/ Richard A. D'Onofrio
                                -----------------------------------------------
                                Richard A. D'Onofrio


                                URBAN 2000 CORP.

                                By: /s/ H. Andrew Torchia
                                    -------------------------------------------
                                    H. Andrew Torchia
                                    President